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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)          May 31, 1996
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                            The Maxim Group, Inc.
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           (Exact name of registrant as specified in its charter)


Delaware                               0-22232                  58-2060334
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                           Identification No.)


210 TownPark Drive, Kennesaw, Georgia                                30144
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code         (770) 590-9369
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                                Not applicable
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         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

         On May 31, 1996, The Maxim Group, Inc. ("Maxim") and Image Industries, Inc. ("Image") entered into an Agreement and Plan of Reorganization, pursuant to which Image will be merged with a wholly-owned subsidiary of Maxim. Image will continue to operate as a carpet manufacturer and PET recycler.

         The transaction will be consummated in a one for one exchange of the common stock of Maxim for the issued and outstanding common stock of Image. The transaction is valued at approximately $90.7 million, based on Image Industries issued and outstanding common stock (on a fully diluted basis) and Maxim's closing price on May 30, 1996 on The Nasdaq National Market. The transaction is subject to approval by the shareholders of Maxim and Image, appropriate regulatory approvals and the satisfaction of certain other conditions contained in the merger agreement.

         Based in the Atlanta suburb of Kennesaw, Maxim is a leading retailer of floor covering and the industry's only publicly traded franchisor. Maxim has approximately 700 retail locations including 75 company owned stores. Maxim provides its network with advertising, training, merchandising services as well as consultation in administration. Maxim also provides floor covering products directly from the industry's manufacturers.

         Image is a leading plastic recycler and carpet manufacturer. Image produces residential carpet, polyester fiber, PET flake and pellets made from recycled post consumer PET (Polyethylene terephthalate) and is vertically integrated from the purchase of curbside collected bottles through complete manufacturing of polyester fiber, PET flake and carpet products.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits:

         2.1 - Agreement and Plan of Reorganization, dated as of May 31, 1996, by and among The Maxim Group, Inc., TMG-II Merger, Inc. and Image Industries, Inc.





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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE MAXIM GROUP, INC.



                                    By: /s/ A.J. Nassar
                                       -------------------------------------
                                       A.J. Nassar
                                       President and Chief Executive Officer

Dated: June 3, 1996
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                                 EXHIBIT INDEX


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                                                                                                  SEQUENTIAL
   EXHIBIT NO.                               DESCRIPTION OF EXHIBIT                                PAGE NO.
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
       2.1         Agreement and Plan of Reorganization, dated as of May 31, 1996, by and among The Maxim Group, Inc., TMG-II Merger, Inc. and Image Industries,
                   Inc.

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